     As filed with the Securities and Exchange Commission on December 17, 1997
                                               Registration No. 333-__________
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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ________________

                                 FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                              ________________

                            METRA BIOSYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                    33-0408436
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                          265 NORTH WHISMAN ROAD
                       MOUNTAIN VIEW, CA  94043-3911
                  (Address of principal executive offices)
                            _______________________

                            1995 STOCK OPTION PLAN
                           (Full title of the Plan)
                            _______________________

                             GEORGE W. DUNBAR, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            265 NORTH WHISMAN ROAD
                         MOUNTAIN VIEW, CA  94043-3911
                                (650) 903-9100
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                 Mark B. Weeks
                               Venture Law Group
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                (650) 854-4488

                              Page 1 of 11 Pages
                           Exhibit Index on Page 8
               (Calculation of Registration Fee on following page)

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                     CALCULATION OF REGISTRATION FEE
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
                                                             Proposed         Proposed
                                           Maximum            Maximum          Maximum          Amount of
                                         Amount to be      Offering Price      Aggregate       Registration
Title of Securities to be Registered      Registered          Per Share      Offering Price         Fee
-------------------------------------------------------------------------------------------------------------
1995 STOCK OPTION PLAN
Common Stock,
$0.01 par value ...........             540,115 Shares (1)    $3.8125 (2)    $2,059,188.40 (2)    $607.46 (2)

Common Stock,
$0.01 par value ...........             259,885 Shares (1)    $4.90 (3)      $1,273,436.50 (3)    $375.66 (3)


             TOTAL                      800,000 Shares                       $3,332,624.90        $983.12
-------------------------------------------------------------------------------------------------------------


_______________________
(1) Registrant is registering an aggregate of 800,000 shares under its 1995 Stock Option Plan pursuant to this Registration Statement. This aggregate number represents increases in the shares reserved for issuance under Registrant's 1995 Stock Option Plan, 500,000 shares of which were approved by Registrant's shareholders at a meeting held on December 16, 1996 and 300,000 shares of which were approved by Registrant's shareholders at a meeting held on December 8, 1997. Of the 800,000 shares covered by this increase, as of December 8, 1997, 259,885 shares are subject to outstanding options. An additional 1,000,000 shares were previously registered for issuance under the 1995 Stock Option Plan pursuant to a previous Form S-8 filed by Registrant with the Securities and Exchange Commission (the "COMMISSION") on November 13, 1995 (Registration No. 33-99200).


(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on December 15, 1997.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to issued options is based on the weighted average per share exercise price of outstanding options under the referenced Plan, the shares issuable under which are registered hereby.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Registrant with the Commission are incorporated by reference:

    1. Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 0-26234).

    2. Registrant's definitive Proxy Statement dated November 10, 1997, filed in connection with the Registrant's December 8, 1997 Annual Meeting of Shareholders.

    3. Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, (File No. 0-26234).

    4. The description of Registrant's Common Stock set forth in Registrant's Registration Statement on Form 8-A, filed with the Commission on June 13, 1995 (File No. 0-26234).

    5. The description of Registrant's Preferred Share Purchase Rights set forth in Registrant's Registration Statement on Form 8-A/A, filed with the Commission on January 27, 1997 (File No. 0-26234).

    6. Registrant's Registration Statement on Form S-8, filed on November 13, 1995 (File No. 33-99200).

    All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation limit the liability of directors for monetary damages arising from breach of their fiduciary duty to the maximum extent permitted by the California Corporations Code ("California Law"). Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or recession. The limitation on monetary liability also does not apply to liabilities arising under the federal securities laws.

    The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its directors containing provision which are in some respects broader than the specific indemnification provisions contained in the

California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's insurance if available on reasonable terms.

    The Company believes that the limitation provision in its Articles of Incorporation and the indemnification provisions in its Articles of Incorporation, Bylaws and indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors of the Company. It is the opinion of the Commission that indemnification provisions such as those contained in the Bylaws and these agreements have no effect on a director's or officer's liability under the federal securities laws.

    The Registrant has also obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by the Registrant's directors and officers in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

   Exhibit
   Number
   -------
     4.1*  1995 Stock Option Plan, and form of agreement thereunder

     5.1   Opinion of Venture Law Group, a Professional Corporation (see p. 9).

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2   Consent of Ernst & Young LLP, Independent Auditors (see p. 10).

    23.3   Consent of KPMG Peat Marwick LLP, Independent Auditors (see p. 11).

    24.1   Powers of Attorney (see p. 7).

_______________
* Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on June 29, 1995.

ITEM 9.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

       (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           [Signature Pages Follow]

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant, Metra Biosystems, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 8, 1997.


                                   METRA BIOSYSTEMS, INC.


                                   By:  /s/ GEORGE W. DUNBAR, JR.
                                       ------------------------------
                                        George W. Dunbar, Jr.
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Dunbar, Jr. and Kurt E. Amundson, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                 Title                          Date
        ---------                                 -----                          ----

/s/ George W. Dunbar, Jr.
----------------------------         President, Chief Executive Officer     December 15, 1997
George W. Dunbar, Jr.

/s/ Kurt E. Amundson                 Vice President and Chief Financial
----------------------------          Officer (Principal Financial and      December 15, 1997
Kurt E. Amundson                      Accounting Officer)

/s/ Claude D. Arnaud, M.D.
----------------------------         Director                               December 15, 1997
Claude D. Arnaud, M.D.

/s/ John L. Castello
----------------------------         Director                               December 15, 1997
John L. Castello

/s/ Mary Lake Polan, M.D., Ph.D.
----------------------------         Director                               December 15, 1997
Mary Lake Polan, M.D., Ph.D.

/s/ Craig C. Taylor
----------------------------         Director                               December 15, 1997
Craig C. Taylor

                              INDEX TO EXHIBITS

Exhibit                                                                  Page
Number                                                                    No.
-------                                                                  ----


 4.1*   1995 Stock Option Plan, and form of agreement thereunder          --

 5.1    Opinion of Venture Law Group, a Professional Corporation.          9

23.1    Consent of Venture Law Group, a Professional Corporation           9
        (included in Exhibit 5.1).

23.2    Consent of Ernst & Young LLP, Independent Auditors.               10

23.3    Consent of KPMG Peat Marwick LLP, Independent Auditors.           11

24.1    Powers of Attorney (see page 7).                                   7

_______________
* Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on June 29, 1995.